PARADIGM MEDICAL INDUSTRIES, INC.

                                ROYALTY AGREEMENT

                  This ROYALTY AGREEMENT ("Agreement") is made and entered into effective as of this 20th day of June, 2000, by and between PARADIGM MEDICAL INDUSTRIES, INC. ("Paradigm"), a corporation organized under the laws of the State of Delaware, and MALCOM REDMAN ("Beneficiary"), a resident of the United Kingdom.

                  WHEREAS, pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), Paradigm is purchasing from Beneficiary all of the issued and outstanding shares of Ocular Blood Flow, Ltd., a United Kingdom registered limited company ("Ocular"), and this Agreement is being executed as of the Closing Date of said Purchase Agreement (the "Closing Date");

                  WHEREAS, the principal business of Ocular is the manufacturer and sale of a product known as a tonometer or blood flow analyzer ("Blood Flow Analyzer");

                  WHEREAS, Ocular owns patents and patent applications covering the Blood Flow Analyzer in the countries of the United States of America, the United Kingdom, and the European Economic Community (the "Protected Countries" and the "Patents", respectively); and

                  WHEREAS, the parties have agreed that Beneficiary shall receive royalties in respect to the sale of Blood Flow Analyzers by Paradigm or its subsidiaries, affiliated companies or licensees in accordance with the terms and provisions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                               TERMS OF AGREEMENT

Section 1 -  Royalty
--------------------

                  1.1 In consideration of the Purchase Agreement, Paradigm agrees to pay to Beneficiary during the Term (as defined in Section 9.1 hereof) of this Agreement a Royalty of ten percent (10%) of Net Sales of Blood Flow Analyzers, including work station units, sold by Paradigm (or its subsidiaries, affiliated companies, or licensees).

                  1.2 Blood Flow Analyser is the term most commonly used in the United States of America. Outside of the USA a Blood Flow Analyser is most commonly known as an OBF Tomometer. A Blood Flow Analyser "work station unit" comprises a keratometer type base unit on which is mounted an integrated unit of probe holder and fixation mirror.

                  1.3 For purposes of this Agreement, "Net Sales" shall mean the gross amount collected by Paradigm from purchasers of Blood Flow Analyzers less

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any amounts  rebated or refunded  to the  purchasers.  In the event a Blood Flow
Analyzer is sold separately for less than $6,000, the amount which shall be included in Net Sales in respect to such Blood Flow Analyzer for purposes of computing Royalties under Section 1.1 shall be U.S. $6,000. In the event a Blood Flow Analyzer is not sold separately but is sold as part of a sale of a package including other instruments and/or accessories (the "Package"), then the amount which shall be included in Net Sales in respect to such Blood Flow Analyzer for purposes of computing Royalties under Section 1.1 shall be the greater of (i) the portion of the sales price, if any, specifically allocated to the Blood Flow Analyzer in the Package sale, or (ii) U.S. $6,000. In no event, however, shall the Royalty payable in respect to the sale of a Blood Flow Analyzer be less than U.S. $600.

                  1.4 Royalties shall be payable on a calendar quarterly basis. Within thirty (30) days following the close of each calendar quarter, Paradigm shall provide to Beneficiary a written report setting forth the Net Sales of Blood Flow Analyzers that Paradigm collected during said quarter. Payment of the Royalties, if any, for said calendar quarter shall accompany such report.

                  1.5 Paradigm shall keep and maintain complete and accurate records of the transactions underlying the reports to be furnished hereunder. All books of accounts and records shall be kept available for at least two (2) years from the date of the report to which they relate. Beneficiary may, at Beneficiary's expense and on ninety (90) days' advance written notice to Paradigm, conduct an annual audit of Paradigm's books of accounts and records relating to the reports to be furnished hereunder. Such audit shall be conducted during regular business hours at a mutually agreeable time and place and shall not materially interfere with the conduct of Paradigm's business. The rights and obligations of the parties pursuant to this Section 1.5 shall survive the expiration of this Agreement or the termination of this Agreement.

Section 2 - New Developments.
-----------------------------

                  2.1 Paradigm agrees to furnish to Beneficiary twelve (12) of the latest model Blood Flow Analyzers each year for the five (5) years following the date of this Agreement with the first group of 12 units to be delivered one year from the Closing Date. Beneficiary agrees to use the units for research and sales support/promotion services but not for resale. As a condition to Paradigm's obligation to furnish said Blood Flow Analyzers, Beneficiary shall provide the following information to Paradigm: (a) Prior to the delivery of the first group of 12 units, Beneficiary shall give Paradigm a detailed written plan of the uses to which he intends to put such units, and (b) at the end of each subsequent year, Beneficiary shall give Paradigm a detailed written report of the uses to which units were put during the preceding year including the results of research and shall give a detailed written plan for the next year of the uses to which he intends to put previously delivered units and the units to be delivered at that time.

                  2.2 Paradigm (or its subsidiary, Ocular) shall own all modifications, improvements and developments to the Blood Flow Analyzers whether

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made by Beneficiary  or by Paradigm or whether made by them jointly,  subject to the duty to pay Royalties in respect to Net Sales generated from sales incorporating such modifications, improvements and developments. The parties agree to perform such acts and execute such documents as may be required to achieve the intent of this Section 2.2.

Section 3 - Warranties and Representations
------------------------------------------

                  3.1 Each party represents to the other party and warrants that such party has all of the requisite power and authority to enter into this Agreement and to perform each and every term, provision, and obligation of this Agreement and that neither the execution nor delivery of this Agreement shall conflict with or result in a breach of the terms, provisions, or obligations of, or constitute a default under, any other agreement or instrument under which such party is obligated.

Section 4 - Protection of Beneficiary
-------------------------------------

                  4.1 Paradigm agrees to use its best efforts to market the Blood Flow Analyzers on a profitable basis.

                  4.2 Paradigm shall use its best efforts to maintain the Patents in the Protected Countries for the maximum time available and shall seek patent protection for Blood Flow Analyzers in other countries where such protection is available and it is commercially expedient to do so.

                  4.3 Any sale, assignment, encumbrance, license or other disposition by Paradigm of its interest in this Agreement or in the Patents shall be subject to the rights of Redman under this Agreement including, but not limited to, his right to receive royalties pursuant to the terms of Section 1.1, and Paradigm agrees to obtain the written agreement of the person or entity receiving such disposition that they are assuming and agreeing to be bound by the provisions of this Agreement.

Section 5 -Taxes
----------------

                  5.1 Beneficiary shall be solely responsible for the payment and discharge of any taxes, withholdings, or duties imposed by any government or governmental agency relating to any Royalties paid to him under this Agreement. Paradigm may, at its option, deduct from the Royalties set forth in Section 1 of this Agreement, an amount equal to such taxes, withholdings, or duties.


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Section 6 - Notices
-------------------

                  6.1 All notices, demands, and other communications under this Agreement shall be in writing and shall be transmitted by United States or United Kingdom certified or registered mail, postage prepaid, or by reputable private express courier, or by telex or telegram or by facsimile transmission to the parties at the following locations or facsimile numbers:

                  (a)  In the case of Paradigm:

                           PARADIGM MEDICAL INDUSTRIES, INC.
                           2355 South 1070 West
                           Salt Lake City, UT 84119
                           USA
                           Facsimile Number: (801) 575-5006

                  (b) In the case of Beneficiary:

                           MALCOM REDMAN
                           Ocular Blood Flow, Ltd.
                           Unit 5 Malmesbury Business
                           Park Beuttell Way, Malmesbury
                           Malmesbury Wiltshire Sn16 9JU
                           England
                           Facsimile Number: 011 441 666 823 763

The parties hereto may give written notice of change of address and, after such notice has been received, any notice or request shall thereafter be given to such party at the changed address.

Section 7 - Applicable Law
--------------------------

                  7.1 The validity and interpretation of this Agreement shall be governed by and enforced and interpreted under and in accordance with the laws of Utah as such law shall from time to time be in effect.

Section 8 - Attorneys Fees
--------------------------

                  8.1 In the event there is a default under this Agreement and it becomes reasonably necessary for any party to employ the services of an attorney, either to enforce or terminate this Agreement, with or without litigation, the losing party or parties to the controversy arising out of the

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default shall pay to the successful  party or parties  reasonable  attorneys fee and, in addition, such costs and expenses as are incurred in enforcing or in terminating this Agreement.

Section 9 - Term
----------------

                  9.1 This Agreement shall remain in effect for a period of twenty (20) years from the Closing Date. At the end of the Term, this Agreement shall terminate and no Royalties shall be payable in respect to Net Sales realized after such termination.

Section 10 - General Provisions
-------------------------------

                  10.1 The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement shall constitute the complete and exclusive statement of the Agreement between them and supercedes all proposals, oral or written, and all other communications between them.

                  10.2 No agreement changing, modifying, amending, extending, superceding, or discharging this Agreement or any provisions hereof shall be valid unless it is in writing and is signed by a duly authorized representative of the party or parties to this Agreement.

                  10.3 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  10.4 The failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or the failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by any of the parties hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice such party from either enforcing or exercising the same or any other provisions, rights, or elections which it may have under this agreement. Any consent by any party to, or waiver of, a breach of this Agreement by the other party (whether expressed or implied) shall not constitute a consent to, a waiver of, or excuse of different or substitute breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred herein by law or equity.

                  10.5 Paradigm and Beneficiary, except as provided herein, each shall bear all costs and expenses incurred in the performance of their respective duties under this Agreement.


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                  10.6 This Agreement shall be binding not only upon the parties hereto, but also upon, without limitation thereto, their heirs, successors, and assigns.

                  10.7 There shall be no liability on either party on account of any loss, damage, or delay occasioned or caused by strikes, riots, fires, insurrection, or the elements, embargoes, failure of carriers, acts of God or of the public enemy, compliance with any law, regulation, or other governmental order, or any other cause beyond the control of either party, whether or not similar to the foregoing.

                  10.8 Headings used in the Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

                  10.9  This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original, all of which constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first mentioned above.

PARADIGM:
                                              PARADIGM MEDICAL INDUSTRIES, INC.


                                              By:_______________________________
                                              Thomas F. Motter, President and
                                              Chief Executive Officer


BENEFICIARY:


                                              ----------------------------------
                                              Malcolm Redman



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